     Verdisys, Inc. 25025 I-45N, Suite 525 Woodlands, TX 77380

     Common Stock at $
_____
per Share With ____% Warrant Coverage at $
_____
per share

SUBSCRIPTION AGREEMENT

1.  Subscription:

(a) The undersigned (individually and/or collectively, the "Subscriber") hereby applies to become a Subscriber in the private offering (the “Offering”) of shares of common stock (the “Common Shares” or the “Shares”) pursuant to the exemption afforded by Rule 506 under Regulation D under the Securities Act of 1933, as amended, of Verdisys, Inc., a California corporation (the "Company"), in accordance with the terms and conditions of this Subscription Agreement.

(b) Before this subscription for participation in the Shares is considered, the Subscriber must complete, execute and deliver to the Company the following:

(i)	This Subscription Agreement; and

(ii)	The Subscriber’s check in the amount provided on the signature page hereto.

(c) This subscription is irrevocable by the Subscriber.

(d) This subscription is not transferable or assignable by the Subscriber.

(e) This subscription may be rejected in whole or in part by the Company in its sole discretion. In the event this subscription is rejected by the Company, all funds and documents tendered by the Subscriber shall be returned.

2.  Representations by Subscriber. In consideration of the Company’s acceptance of participation,

I make the following representations and warranties and agreements to the Company, to its principals, and to participating broker-dealers, if any, jointly and severally, which warranties and representations and agreements shall survive any acceptance of my participation in the Shares:

(a) Subscriber represents and warrants that it is in receipt of and that it has carefully read the following items:

(i) The Company’s Form 10-K for the period ended December 31, 2003 (the “Form 10-K”);

(ii) The Company’s Form SB-2 (the “SB-2”) filed on June 29, 2004 and particularly the Risk Factors contained therein.

(iii) All other documents filed by the Company with the SEC subsequent to the Company’s Form 10-K and prior to the date of this Agreement, particularly the SB-2.

The documents listed shall be referred to herein as the “Disclosure Documents.”

(b) Subscriber has been furnished with and has carefully read the Disclosure Documents including the Risk Factors listed in the SB-2 and is familiar with the terms of the Offering. With respect to individual or partnership tax and other economic considerations involved in this investment, Subscriber is not relying on the Company (or any agent or representative). Subscriber has carefully considered and has, to the extent Subscriber believes such discussion necessary, discussed with Subscriber’s legal, tax, accounting and financial advisers the suitability of an investment in the Common Shares for Subscriber’s particular tax and financial situation.

(c) Subscriber has had an opportunity to inspect relevant documents relating to the organization and operations of the Company. Subscriber acknowledges that all documents, records and books pertaining to this investment which Subscriber has requested have been made available for inspection by Subscriber and Subscriber’s attorney, accountant or other adviser(s).

(d) Subscriber and/or Subscriber’s advisor(s) has/have had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Company concerning the Offering.

(e) Subscriber is not subscribing for the Common Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(f) Subscriber is an “accredited investor,” within the meaning of Rule 501(a) of

Regulation D under the Securities Act (“Regulation D”). Subscriber, by reason of Subscriber’s business or financial experience can be reasonably assumed to have the capacity to protect Subscriber’s own interests in connection with the transaction. Subscriber further acknowledges that Subscriber has read the written materials provided by the Company.

(g) Subscriber has adequate means of providing for Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Common Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

(h) Subscriber has such knowledge and experience in financial, tax and business matters so as to enable Subscriber to use the information made available to Subscriber in connection with the Offering to evaluate the merits and risks of an investment in the Common Shares and to make an informed investment decision with respect thereto.

(i) Subscriber acknowledges that the Common Shares herein subscribed for have not been registered under the Securities Act or under any State Act. Subscriber understands further that in absence of an effective Registration Statement, the Common Shares can only be sold pursuant to some exemption from registration, such as Rule 144 of the Act, which requires, among other conditions, that the Common Shares must be held for a minimum of one (1) year.

(j) Subscriber recognizes that investment in the Common Shares involves substantial risks. Subscriber acknowledges that Subscriber has reviewed the risk factors identified within the Disclosure Documents and on Attachment A hereof. Subscriber further recognizes that no Federal or state agencies have passed upon this offering of the Common Shares or made any finding or determination as to the fairness of this investment.

(k) Subscriber acknowledges that each certificate representing the Common Shares shall contain a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH

REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(l) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Common Shares, (b) to delegate authority pursuant to a power of attorney and (c) to purchase and hold such Common Shares; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring the Common Shares, unless each beneficial owner of such entity is qualified as an “accredited investor” within the meaning of Regulation D and has submitted information substantiating such individual qualification.

(m) If Subscriber is a retirement plan or is investing on behalf of a retirement plan, Subscriber acknowledges that investment in the Common Shares poses risks in addition to those associated with other investments, including the inability to use losses generated by an investment in the Common Shares to offset taxable income.

(n) The information furnished by Subscriber in the Subscriber Questionnaire signed by Subscriber is true and accurate as of the date thereof.

3. Understandings of Subscriber.

Subscriber understands, acknowledges and agrees with the Company as follows:

(a) Subscriber hereby acknowledges and agrees that upon notice of acceptance from the Company, the Subscription hereunder is irrevocable by Subscriber, that, except as required by law, Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of Subscriber hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of Subscriber and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If Subscriber is more than one person, the obligations of Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and permitted assigns.

(b) No federal or state agency has made any findings or determination as to the fairness of the terms of this Offering for investment purposes; nor any recommendations or endorsements of the Common Shares.

(c) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by Subscriber herein.

(d) It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

(e) No person or entity acting on behalf, or under the authority, of Subscriber is or will be entitled to any broker’s, finder’s or similar fee or commission in connection with this Subscription.

(f) Subscriber acknowledges that the information furnished in this Agreement by the Company to Subscriber or its advisers in connection with the Offering, is confidential and nonpublic and agrees that all such written information which is material and not yet publicly disseminated by the Company shall be kept in confidence by Subscriber and neither used by Subscriber for Subscriber’s personal benefit (other than in connection with this Subscription), nor disclosed to any third party, except Subscriber’s legal and other advisers who shall be advised of the confidential nature of such information, for any reason; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes a part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription agreement entered into with the Company). The representations, warranties and agreements of Subscriber and the Company contained herein and in any other writing delivered in connection with the Offering shall be true and correct in all material respects on and as of the Closing Date of such Subscription as if made on and as of the date the Company executes this Agreement and shall survive the execution and delivery of this Agreement and the purchase of the Common Shares.

(g) IN MAKING AN INVESTMENT DECISION, SUBSCRIBER MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE COMMON SHARES HAVE NOT BEEN

RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR

REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

3. Agreement to Indemnify Company. I hereby agree to indemnify and hold harmless the

Company, its principals, the Company’s officers, directors and attorneys, from any and all damages, costs and expenses (including actual attorneys’ fees) which they may incur (i) by reason of my failure to fulfill any of the terms and conditions of participation, (ii) by reason of my breach of any of my representations, warranties or agreements contained herein; (iii) with respect to any and all claims made by or involving any person, other than me personally, claiming any interest, right, title, power or authority in respect to my participation. I further agree and acknowledge that these indemnifications shall survive any sale or transfer, or attempted sale or transfer, of any portion of my participation.

4. Subscription Binding on Heirs, etc. This subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the Subscriber. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties shall be deemed to be made by and be binding on each such person and his heirs, executors, administrators, successors, and assigns.

5. Execution Authorized. If this subscription is executed on behalf of a corporation, partnership, trust or other entity, the undersigned has been duly authorized and empowered to legally represent such entity and to execute this subscription and all other instruments in connection with participation in the Shares and the signature of the person is binding upon such entity.

6. Adoption of Terms and Provisions. The Subscriber hereby adopts, accepts and agrees to be bound by all the terms and provisions hereof.

7. Governing Law. This subscription shall be construed in accordance with the laws of the State of

Texas.

8. Investor Information:

(The information below should be consistent with the form of ownership selected below.)

Name (please print):
________________________________________________________________
If entity named above, By:
___________________________________________________________
Its:
___________________________________________________________
Number of Shares
_____________
Check enclosed in the amount of $
______________
Social Security or Taxpayer I.D. Number:
_______________________________________________
Business Address (including zip code):
_________________________________________________

________________________________________________________________________________
 Business Phone: ( )
___________________________________________________________
Residence Address (including zip code):
________________________________________________

________________________________________________________________________________
 Residence Phone: ( )
__________________________________________________________
All communications to be sent to: Business or Residence Address Please indicate below the form in which you will hold title to your interest in the Shares.

PLEASE CONSIDER CAREFULLY. ONCE YOUR SUBSCRIPTION IS ACCEPTED, A CHANGE IN THE FORM OF TITLE CONSTITUTES A TRANSFER OF THE INTEREST IN THE SHARES AND MAY THEREFORE BE RESTRICTED BY THE TERMS OF THIS SUBSCRIPTION, THE

MEMORANDUM OR THE SHARES AND MAY RESULT IN ADDITIONAL COSTS TO YOU. Subscribers should seek the advice of their attorneys in deciding in which of the forms they should take ownership of the interest in the Shares, because different forms of ownership can have varying gift tax, estate tax, income tax, and other consequences, depending on the state of the investor's domicile and his or her particular personal circumstances.

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP AND NOT AS TENANTS IN
COMMON (both or all parties must sign)

COMMUNITY PROPERTY (one signature required if interest held in one name, i.e., managing spouse; two signatures required if interest held in both names)

TENANTS IN COMMON (both or all parties must sign)

GENERAL PARTNERSHIP (fill out all documents in the name of the PARTNERSHIP, by a PARTNER authorized to sign, and include a copy of the Partnership Agreement)

LIMITED PARTNERSHIP (fill out all documents in the name of the LIMITED
PARTNERSHIP, by a GENERAL PARTNER authorized to sign, and include a copy of the
Limited Partnership Agreement and any other document showing that the investment is authorized)

LIMITED LIABILITY COMPANY (fill out all documents in the name of the LIMITED
LIABILITY COMPANY, by a member authorized to sign, and include a copy of the
LIMITED LIABILITY COMPANY’s Operating Agreement and any other documents necessary to show the investment is authorized.)

CORPORATION (fill out all documents in the name of the CORPORATION, by the
President or other officer authorized to sign, and include a copy of the Corporation's Articles and certified Corporate Resolution authorizing the signature)

TRUST (fill out all documents in the name of the TRUST, by the Trustee, and include a copy of the instrument creating the trust and any other documents necessary to show the investment by the Trustee is authorized. The date of the trust must appear on the Notarial where indicated.)

Subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence his/her subscription for participation in the Shares of the Company, this day of , 2004, at , .

Subscriber

The Company has accepted this subscription this day of , 2004.

Verdisys, Inc., a California Corporation

By

Its